Exhibit 10.88

Termination Agreement

Further and pursuant to the Material Transfer and Research Agreement signed on April 1, 2020 and the Supplemental Extension agreement signed on May 21, 2021 due to expire on May 31, 2023, the Parties agreed pursuant to our last email communication to terminate the Agreement as of August 10, 2022.

AIM IMMUNOTECH, INC.

By:	/s/Peter W. Rodino

Date :	August 10, 2022

Name:	Peter W. Rodino

Title :	General Counsel

SHENZHEN SMOORE TECHNOLOGY LIMITED

By:	/s/Zhiqiang Shi

Date:	August 10, 2022

Name:	Zhiqiang Shi

Title :	Global R&D Director (Smoore International)